As filed with the Securities and Exchange Commission on July 23, 2019

Registration No. 333-190319

Registration No. 333-220559

Registration No. 333-176180

Registration No. 333-160529

Registration No. 333-156915

Registration No. 333-149503

Registration No. 333-148197

Registration No. 333-147288

Registration No. 333-136511

Registration No. 333-130969

Registration No. 333-125081

Registration No. 333-116548

Registration No. 333-113629

Registration No. 333-112011

Registration No. 333-110245

Registration No. 333-106422

Registration No. 333-49298

Registration No. 333-40930

Registration No. 333-88135

Registration No. 333-85861

Registration No. 333-11685

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT NO. 333-190319

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-220559

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-176180

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-160529

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-156915

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-149503

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-148197

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-147288

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-136511

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-130969

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-125081

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-116548

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-113629

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-112011

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-110245

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-106422

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-49298

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-40930

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-88135

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-85861

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-11685

UNDER

THE SECURITIES ACT OF 1933

ELECTRONICS FOR IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94- 3086355

(IRS Employer Identification No.)

6750 Dumbarton Circle

Fremont, CA 94555

(Address, including Zip Code, of Principal Executive Offices)

Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan

Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan

Electronics For Imaging, Inc. 2017 Equity Incentive Plan

Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan

Electronics For Imaging, Inc. 2007 Equity Incentive Award Plan

Electronics For Imaging, Inc. 2004 Equity Incentive Plan

Electronics For Imaging, Inc. 2000 Employee Stock Purchase Plan

T/R SYSTEMS, INC. 1999 STOCK OPTION PLAN

Prographics, Inc. 1999 Stock Option Plan (As Assumed by Registrant)

Printcafe Software, Inc. 2000 Stock Incentive Plan (As Assumed by Registrant)

Printcafe Software, Inc. 2002 Key Executive Stock Incentive Plan (As Assumed by Registrant)

Printcafe Software, Inc. 2002 Employee Stock Incentive Plan (As Assumed by Registrant)

Electronics For Imaging, Inc. 1999 Equity Incentive Plan, as amended

Splash Technology Holdings, Inc. 1996 Stock Option Plan (As Assumed by Registrant)

Management Graphics, Inc. 1985 Nonqualified Stock Option Plan for Key Employees

1999 Equity Incentive Plan

1990 Stock Plan

(Full title of the plan)

Bill Muir

Chief Executive Officer

Electronics For Imaging, Inc.

6750 Dumbarton Circle

Fremont, CA 94555

(Name and address of agent for service)

(650) 357-3500

(Telephone number, including area code, of agent for service)

Copies to:

Dan Clivner

Vijay Sekhon

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, California 90067

Fax: (310) 595-9501

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Electronics For Imaging, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

1. Registration No. 333-190319, registering 4,600,000 shares of Common Stock of the Company under the Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan and, to the extent specified therein, the Electronics For Imaging, Inc. 2017 Equity Incentive Plan, and 2,000,000 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, as previously filed with the SEC on August 1, 2013, as amended on September 21, 2017.

2. Registration No. 333-220559, registering 1,200,000 shares of Common Stock of the Company under the Electronics For Imaging, Inc. 2017 Equity Incentive Plan, as previously filed with the SEC on September 21, 2017.

3. Registration No. 333-176180, registering 2,000,000 shares of Common Stock of the Company under the Electronics For Imaging 2009 Equity Incentive Award Plan, as previously filed with the SEC on August 9, 2011.

4. Registration No. 333-160529, registering 5,000,000 shares of Common Stock of the Company under the 2009 Equity Incentive Award Plan, and 3,000,000 shares of Common Stock of the Company under the Amended and Restated 2000 Employee Stock Purchase Plan, as previously filed with the SEC on July 10, 2009.

5. Registration No. 333-156915, registering 385,175 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as previously filed with the SEC on January 23, 2009.

6. Registration No. 333-149503, registering 412,529 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as previously filed with the SEC on March 3, 2008.

7. Registration No. 333-148197, registering 3,300,000 shares of Common Stock of the Company under the Electronics For Imaging, Inc. 2007 Equity Incentive Award Plan, as previously filed with the SEC on December 19, 2007.

8. Registration No. 333-147288, registering 432,142 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as previously filed with the SEC on November 9, 2007.

9. Registration No. 333-136511, registering 4,640,499 shares of Common Stock of the Company under the Electronics For Imaging, Inc. 2004 Equity Incentive Plan, and 140,645 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as previously filed with the SEC on August 11, 2006.

10. Registration No. 333-130969, registering 281,227 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as previously filed with the SEC on January 11, 2006.

11. Registration No. 333-125081, registering 269,139 shares of Common Stock of the Company under the Electronics For Imaging, Inc. Amended 2000 Employee Stock Purchase Plan, as previously filed with the SEC on May 19, 2005.

12. Registration No. 333-116548, registering 3,750,000 shares of Common Stock of the Company under the Electronics For Imaging, Inc. 2004 Equity Incentive Plan, as previously filed with the SEC on June 16, 2004.

13. Registration No. 333-113629, registering 271,983 shares of Common Stock of the Company under the 2000 Employee Stock Purchase Plan, as previously filed with the SEC on March 15, 2004.

14. Registration No. 333-112011, registering 173,173 shares of Common Stock of the Company under the T/R SYSTEMS, INC. 1999 STOCK OPTION PLAN, as previously filed with the SEC on January 19, 2004.

15. Registration No. 333-110245, registering 572 shares of Common Stock of the Company under the Prographics, Inc. 1999 Stock Option Plan, 8,329 shares of Common Stock of the Company under the Printcafe Software, Inc. 2000 Stock Incentive Plan, 65,068 shares of Common Stock of the Company under the Printcafe Software, Inc. 2002 Key Executive Stock Incentive Plan, and 78,406 shares of Common Stock of the Company under the Printcafe Software, Inc. 2002 Employee Stock Incentive Plan, as previously filed with the SEC on November 4, 2003.

16. Registration No. 333-106422, registering 2,690,503 shares of Common Stock and Stock Options of the Company under the 1999 Equity Incentive Plan, 2,759,497 shares of Common Stock of the Company under the 1999 Equity Incentive Plan, and 561,669 shares of Common Stock of the Company under the 2000 Employee Stock Purchase Plan, as previously filed with the SEC on June 24, 2003.

17. Registration No. 333-49298, registering 1,020,783 shares of Common Stock of the Company under the Splash Technology Holdings, Inc. 1996 Stock Option Plan, as previously filed with the SEC on November 2, 2000.

18. Registration No. 333-40930, registering 400,000 shares of Common Stock of the Company under the 2000 Employee Stock Purchase Plan, as previously filed with the SEC on July 6, 2000.

19. Registration No. 333-88135, registering 4,500,000 shares of Common Stock of the Company under the 1999 Equity Incentive Plan, and 34,168 shares of Common Stock of the Company under the Management Graphics, Inc. 1985 Nonqualified Stock Option Plan, as previously filed with the SEC on September 30, 1999.

20. Registration No. 333-85861, registering 498,139 shares issuable pursuant to outstanding options under the 1990 Stock Plan, 501,861 shares reserved for future issuance pursuant to the 1990 Stock Plan, and 600,000 shares reserved for future issuance pursuant to the 1999 Equity Incentive Plan, as previously filed with the SEC on August 25, 1999.

21. Registration No. 333-11685, registering 950,000 shares of Stock Options and Common Stock of the Company under the 1990 Stock Plan, as previously filed with the SEC on September 10, 1996.

The offerings contemplated by the Registration Statements have been terminated. In accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration all shares registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on July 23, 2019.

Electronics For Imaging, Inc.

By:	/s/ Marc Olin
Marc Olin Chief Financial Officer